As filed with the Securities and Exchange Commission on January 2, 2015

Registration No. 333-183356

Registration No. 333-183354

Registration No. 333-168660

Registration No. 333-168659

Registration No. 333-161126

Registration No. 333-155524

Registration No. 333-136250

Registration No. 333-136251

Registration No. 333-136252

Registration No. 333-127300

Registration No. 333-107805

Registration No. 333-93095

Registration No. 333-31037

Registration No. 333-147432

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183356

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-183354

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168660

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168659

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161126

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-155524

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136250

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136251

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136252

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127300

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-107805

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-93095

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31037

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147432

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RF MICRO DEVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	56-1733461
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(336) 664-1233

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

RF MICRO DEVICES, INC. 2012 STOCK INCENTIVE PLAN

EMPLOYEE STOCK PURCHASE PLAN OF RF MICRO DEVICES, INC. (AS AMENDED AND RESTATED EFFECTIVE AUGUST 16, 2012)

EMPLOYEE STOCK PURCHASE PLAN OF RF MICRO DEVICES, INC. (AS AMENDED AND RESTATED)

RF MICRO DEVICES, INC. 2003 STOCK INCENTIVE PLAN (AS AMENDED)

RF MICRO DEVICES, INC. 2006 DIRECTORS STOCK OPTION PLAN (AS AMENDED)

RF MICRO DEVICES, INC. 2003 STOCK INCENTIVE PLAN

1999 STOCK INCENTIVE PLAN OF RF MICRO DEVICES, INC.

CERTAIN OPTION AGREEMENTS BETWEEN RF MICRO DEVICES, INC. AND CERTAIN DIRECTORS OF RF MICRO DEVICES, INC.

1997 KEY EMPLOYEES’ STOCK OPTION PLAN OF RF MICRO DEVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN OF RF MICRO DEVICES, INC.

RF MICRO DEVICES, INC. 1992 STOCK OPTION PLAN

SIRENZA MICRODEVICES, INC. AMENDED AND RESTATED 1998 STOCK PLAN

(Full titles of the Plans)

Robert A. Bruggeworth

President

Qorvo, Inc.

7628 Thorndike Road

Greensboro, North Carolina 27409-9421

(336) 664-1233

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffery C. Howland, Esq.

Womble Carlyle Sandridge & Rice, LLP

One West Fourth Street

Winston-Salem, North Carolina 27101

(336) 721-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements (collectively, the “Registration Statements”) of RF Micro Devices, Inc., a North Carolina corporation (“RFMD”), filed by RFMD on Form S-8 filed with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-183356, registering 17,000,000 shares of RFMD’s common stock, no par value per share (“Common Stock”) under the RF Micro Devices, Inc. 2012 Stock Incentive Plan;

•	Registration Statement No. 333-183354, registering 3,000,000 shares of RFMD’s Common Stock under the Employee Stock Purchase Plan of RF Micro Devices, Inc. (as amended and restated effective August 16, 2012);

•	Registration Statement No. 333-168660, registering 4,000,000 shares of RFMD’s Common Stock under the Employee Stock Purchase Plan of RF Micro Devices, Inc. (as amended and restated);

•	Registration Statement No. 333-168659, registering 10,000,000 shares of RFMD’s Common Stock under the RF Micro Devices, Inc. 2003 Stock Incentive Plan (as amended);

•	Registration Statement No. 333-161126, registering 19,369,407 shares of RFMD’s Common Stock under the RF Micro Devices, Inc. 2003 Stock Incentive Plan (as amended);

•	Registration Statement No. 333-155524, registering 3,309,519 shares of RFMD’s Common Stock under the RF Micro Devices, Inc. 2003 Stock Incentive Plan (as amended);

•	Registration Statement No. 333-136250, registering 15,217,103 shares of RFMD’s Common Stock under the RF Micro Devices, Inc. 2003 Stock Incentive Plan (as amended);

•	Registration Statement No. 333-136251, registering 1,380,000 shares of RFMD’s Common Stock under the RF Micro Devices, Inc. 2006 Directors Stock Option Plan (as amended);

•	Registration Statement No. 333-136252, registering 4,000,000 shares of RFMD’s Common Stock under the Employee Stock Purchase Plan of RF Micro Devices, Inc. (as amended and restated);

•	Registration Statement No. 333-127300, registering 11,030,961 shares of RFMD’s Common Stock under the RF Micro Devices, Inc. 2003 Stock Incentive Plan;

•	Registration Statement No. 333-107805, registering 9,250,000 shares of RFMD’s Common Stock under the RF Micro Devices, Inc. 2003 Stock Incentive Plan;

•	Registration Statement No. 333-93095, registering 8,060,000 shares of RFMD’s Common Stock under the 1999 Stock Incentive Plan of RF Micro Devices, Inc. and Certain Option Agreements between RF Micro Devices, Inc. and Certain Directors of RF Micro Devices, Inc.;

•	Registration Statement No. 333-31037, registering 3,246,000 shares of RFMD’s Common Stock under the 1997 Key Employees’ Stock Option Plan of RF Micro Devices, Inc.; Employee Stock Purchase Plan of RF Micro Devices, Inc. and RF Micro Devices, Inc. 1992 Stock Option Plan; and

•	Registration Statement No. 333-147432, registering 5,775,456 shares of RFMD’s Common Stock under the Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan.

On January 1, 2015, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of February 22, 2014 and amended as of July 15, 2014 by and among RFMD, TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint”) and Qorvo, Inc., a Delaware corporation, f/k/a Rocky Holding, Inc. (“Qorvo”), Trident Merger Sub, a direct subsidiary of Qorvo, merged with and into TriQuint, and Rocky Merger Sub, a direct subsidiary of Qorvo, merged with and into RFMD. As a result of the mergers, RFMD and TriQuint each became a wholly owned subsidiary of Qorvo. In accordance with an undertaking made by RFMD in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offerings subject to the Registration Statements, RFMD removes from registration any and all securities of RFMD that had been registered for issuance under the Registration Statements that remain unissued as of the effective time of the mergers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on January 2, 2015.

By:	RF Micro Devices, Inc.

By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth
President